Exhibit 99.1

NRG Energy Reports Second Quarter 2026 Results and Reaffirms 2026 Financial Guidance

•Reaffirming 2026 guidance ranges
•Advancing Bring Your Own Power strategy with hyperscaler for 1.2 GW CCGT in Texas
•Achieved commercial operations at 415 MW T.H. Wharton facility, NRG's first new build generation asset in nearly a decade; remaining two Texas Energy Fund projects on time and on budget

HOUSTON—August 4, 2026—NRG Energy, Inc. (NYSE: NRG) today announced financial results for the second quarter ended June 30, 2026, and reports GAAP Net Income of $506 million, GAAP Earnings per Share (EPS) — basic of $2.32, and GAAP Cash Provided by Operating Activities of $1,117 million. The Company's non-GAAP metrics are Adjusted Net Income of $315 million, Adjusted EPS of $1.49, Adjusted EBITDA of $1,217 million, and Free Cash Flow before Growth Investments (FCFbG) of $1,025 million for the second quarter of 2026.

"Today we provided a progress update on our Bring Your Own Power data center strategy," said Robert Gaudette, President & CEO. "This is the model for how large load growth should work. The customer supports the investment, with reliability and affordability protected for all. We also delivered a solid second quarter and are reaffirming our 2026 guidance. I am confident in the discipline and execution that continue to drive NRG forward."

Consolidated Financial Results
Table 1:

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	6/30/2026	6/30/2025	6/30/2026	6/30/2025
GAAP Net Income/(Loss)	$506	$(104)	$631	$646
Adjusted Net Incomea b	$315	$339	$623	$870
GAAP EPS — basic[c]	$2.32	$(0.62)	$2.86	$3.11
Adjusted EPSa d	$1.49	$1.73	$2.98	$4.42
Adjusted EBITDA[a]	$1,217	$909	$2,297	$2,035
GAAP Cash Provided by Operating Activities	$1,117	$451	$948	$1,306
Free Cash Flow Before Growth Investments (FCFbG)[a]	$1,025	$914	$959	$1,207
a Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG are non-GAAP financial measures; see Appendix tables A-1 through A-6 for GAAP reconciliations. Adjusted EPS, Adjusted Net Income, and Adjusted EBITDA exclude fair value adjustments related to derivatives
b Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'; see Appendix tables A-1 through A-4
c GAAP Net Income/(Loss) per Weighted Average Common Share - Basic
d Adjusted EPS calculated based on Adjusted Net Income divided by weighted average number of common shares outstanding - basic

NRG reported GAAP Net Income of $506 million for the second quarter of 2026, an increase of $610 million from the prior year. The improvement was due to the addition of the portfolio of assets acquired from LS Power and higher realized capacity prices in the East, partially offset by milder weather and higher supply costs. Results also benefited from unrealized, non-cash gains on economic hedges, primarily in the East, compared to losses in the prior year. These hedge positions are adjusted to market value each period, while the related customer contracts are not. As a result, the accounting treatment can result in temporary unrealized gains or losses that may differ from expected results when the contracts settle.

Adjusted Net Income for the second quarter 2026 is $315 million, $24 million lower than prior year, primarily driven by higher interest expense and depreciation and amortization related to the acquisition of the portfolio of assets acquired from LS Power, partially offset by a $308 million increase in Adjusted EBITDA, the impacts of which are described in the segment results below. Adjusted EPS is $1.49 for the second quarter 2026, $0.24 lower than prior year. The second quarter 2026 Adjusted EPS results include the financial impacts from Adjusted Net Income and impacts of shares issued as part of the completed acquisition of generation assets and CPower from LS Power.

Reaffirming 2026 Guidance
NRG is reaffirming its guidance for 2026 as set forth below.

Table 2: Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG Guidance for 2026a

2026
(In millions, except per share amounts)	Guidance
Adjusted Net Income	$1,685 - $2,115
Adjusted EPS	$7.90 - $9.90
Adjusted EBITDA	$5,325 - $5,825
FCFbG	$2,800 - $3,300
a Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG are non-GAAP financial measures; see Appendix tables A-8 and A-9 for GAAP reconciliations. Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA exclude fair value adjustments related to derivatives. The Company does not guide to GAAP Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

2026 Capital Allocation
The Company plans to return $1.0 billion to shareholders through share repurchases and approximately $407 million through common stock dividends in 2026, as part of its previously announced 2026 capital allocation plan. Through July 31, 2026, the Company completed $932 million in share repurchases and distributed $202 million in common stock dividends.

On July 22, 2026, NRG declared a quarterly dividend of $0.475 per common share, or $1.90 per share on an annualized basis. The dividend is payable on August 17, 2026 to common stockholders of record as of August 3, 2026.

NRG's share repurchase program and common stock dividend are subject to maintaining satisfactory credit metrics, available capital, market conditions, and compliance with associated laws and regulations. The timing and amount of any shares of common stock repurchased under the share repurchase authorization will be determined by NRG’s management based on market conditions and other factors. NRG will only repurchase shares when management believes it would not jeopardize the Company’s ability to maintain satisfactory credit ratings.

NRG Strategic Developments
Advanced BYOP Data Center Strategy
NRG advanced its Bring Your Own Power (BYOP) strategy with a leading global cloud and AI hyperscaler. The parties are aligned on principal commercial terms for the development of a 1.2 GW combined cycle natural gas generation facility in Texas and remains subject to final documentation and approvals. This update highlights NRG's BYOP strategy of meeting large load growth through customer-backed generation investment to support grid reliability, energy affordability, and local communities.

Texas Energy Fund (TEF)
On May 26, 2026, NRG achieved commercial operations at its first project, the 415 MW T.H. Wharton facility. The project satisfied the eligibility requirements for the completion bonus grant program, and on June 17, 2026, the Company entered into a completion bonus grant agreement with the PUCT for T.H. Wharton for up to $54.72 million, to be paid in ten annual installments, subject to performance of the facility, beginning after the initial test period ends on May 31, 2027. NRG's two additional TEF projects remain on time and on budget. Through the program, NRG plans to bring online a total of 1.5 GW of new, reliable, affordable power generation by mid-2028 to support the increasing energy demands of Texas consumers.

Segment Results
Table 3: Adjusted EBITDAa

(In millions)	Three Months Ended		Six Months Ended
Segment	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Texas	$381	$512	$597	$811
East	469	99	933	573
West/Other[b]	66	39	172	112
Vivint Smart Home	301	259	595	539
Adjusted EBITDA	$1,217	$909	$2,297	$2,035
a Adjusted EBITDA is a non-GAAP financial measure; see Appendix tables A-1 through A-4 for GAAP reconciliation of Adjusted EBITDA (by operating segment) to GAAP Net Income (by operating segment). Adjusted EBITDA excludes fair value adjustments related to derivatives
b Includes Corporate activities

Texas: Second quarter 2026 Adjusted EBITDA was $381 million, $131 million lower than the prior year. For the first six months of 2026, Adjusted EBITDA was $597 million, $214 million lower than prior year. Results were primarily driven by higher supply costs, mild winter weather, including a ~30% decrease in heating degree days as compared to prior year leading to lower retail load, and additional operating expenses for the new generation assets.

East: Second quarter 2026 Adjusted EBITDA was $469 million, $370 million higher than the prior year. For the first six months of 2026, Adjusted EBITDA was $933 million, $360 million higher than prior year. Results were primarily driven by contribution of the new generation assets and CPower and higher capacity prices for owned generation, partially offset by higher power supply costs during Winter Storm Fern and lower natural gas margins.

West/Other: Second quarter 2026 Adjusted EBITDA was $66 million, $27 million higher than the prior year. For the first six months of 2026, Adjusted EBITDA was $172 million, $60 million higher than prior year. The increase was primarily driven by lower operating expenses associated with a lease expiration in May 2025.

Vivint Smart Home: Second quarter 2026 Adjusted EBITDA was $301 million, $42 million higher than the prior year. For the first six months of 2026, Adjusted EBITDA was $595 million, $56 million higher than prior year. The increase for both the quarter and the first six months of 2026 is attributable to higher new customer adds and an increase in monthly recurring service margin per customer.

Liquidity and Capital Resources
Table 4: Corporate Liquidity

(In millions)	6/30/26	12/31/25
Cash and Cash Equivalents	$162	$4,708
Restricted Cash	50	30
Total	$212	$4,738
Total availability under revolving credit facility and collective collateral facilities[a]	5,068	4,890
Total liquidity, excluding funds deposited by counterparties	$5,280	$9,628
a Total capacity of the revolving credit facility and collective collateral facilities was $9.0 billion and $7.7 billion as of June 30, 2026 and December 31, 2025, respectively

As of June 30, 2026, NRG's unrestricted cash was approximately $0.2 billion, and $5.1 billion was available under the Company’s credit facilities. Total liquidity was $5.3 billion, which was $4.3 billion lower than December 31, 2025, primarily driven by funding of the acquisition of generation assets and CPower from LS Power.

Earnings Conference Call
On August 4, 2026, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials through the investor relations website under “presentations and webcasts” on investors.nrg.com. The webcast will be archived on the site for those unable to listen in real-time.

About NRG
NRG is a leading provider of electricity, natural gas, and smart home solutions to eight million customers across North America. The company operates a customer-first platform supported by a diversified supply strategy and the safe, reliable operation of approximately 25 GW of power generation. NRG plays a meaningful role in competitive energy markets and our innovative team is creating the flexible and affordable solutions that households and large businesses need today and in the future.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about NRG's future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, the imposition of tariffs, the escalation of international trade disputes, and the occurrence or re-escalation of geopolitical conflicts (including the hostilities with Iran and the conflicts in the Middle East) and inflationary impacts resulting therefrom, risks associated with the integration of the portfolio of assets acquired from LS Power, including potential disruption to ongoing operations and other transition difficulties, the inability of the combined company to realize expected synergies and benefits of integration (or that it takes longer than expected) which may result in the combined company not operating as effectively as expected, the emergence of hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, the volatility in demand for power and gas, customer affordability concerns that may constrain the pricing of NRG's products and services and limit its ability to recover costs, the failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, the failure of NRG’s expectations regarding load growth to materialize, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its supply strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, operational and reputational risks related to the use of artificial intelligence and the adherence to developing laws and regulations related to the use thereof, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, customer origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and company wide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to execute definitive agreements for, and proceed with or complete, proposed projects (including the data center project) on the contemplated terms, timeline and budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain customers, the ability to successfully integrate businesses of acquired assets or companies (including the portfolio acquisition from LS Power), NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, NRG’s ability to execute its capital allocation plan, and the other risks and uncertainties discussed in this release and in our Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission (the "SEC"). Achieving investment grade credit metrics is not an indication of or guarantee that NRG will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Adjusted EBITDA, adjusted cash provided by operating activities, Free Cash Flow before Growth Investments, Adjusted Net Income, and Adjusted EPS guidance are estimates as of August 4, 2026. These estimates are based on assumptions NRG believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the SEC at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

Contacts

Media	Investors
Laura Avant	Brendan Mulhern
Laura.Avant@nrg.com	609.524.4767

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Revenue
Revenue	$7,481	$6,740	$17,737	$15,325
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	5,470	5,629	14,328	12,190
Depreciation and amortization	494	344	926	670
Selling, general and administrative costs (excluding amortization of customer acquisition costs of $93, $68, $180, and $133 respectively, which are included in depreciation and amortization shown separately above)	562	724	1,155	1,273
Acquisition-related transaction and integration costs	16	43	61	51
Total operating costs and expenses	6,542	6,740	16,470	14,184
Gain/(Loss) on sale of assets	37	—	37	(7)
Operating Income	976	—	1,304	1,134
Other Income/(Expense)
Other income, net	6	5	46	19
Loss on debt extinguishment	(9)	(10)	(9)	(10)
Interest expense	(310)	(148)	(595)	(311)
Total other expense	(313)	(153)	(558)	(302)
Income/(Loss) Before Income Taxes	663	(153)	746	832
Income tax expense/(benefit)	157	(49)	115	186
Net Income/(Loss)	$506	$(104)	$631	$646
Less: Cumulative dividends attributable to Series A Preferred Stock	17	17	34	34
Net Income/(Loss) Available for Common Stockholders	$489	$(121)	$597	$612
Income/(Loss) per Share
Weighted average number of common shares outstanding — basic	211	196	209	197
Income/(Loss) per Weighted Average Common Share — Basic	$2.32	$(0.62)	$2.86	$3.11
Weighted average number of common shares outstanding — diluted	212	196	210	203
Income/(Loss) per Weighted Average Common Share — Diluted	$2.31	$(0.62)	$2.84	$3.01

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2026	2025	2026	2025
Net Income/(Loss)	$506	$(104)	$631	$646
Other Comprehensive (Loss)/Income
Foreign currency translation adjustments	(3)	13	(4)	15
Defined benefit plans	—	1	(2)	1
Other comprehensive (loss)/income	(3)	14	(6)	16
Comprehensive Income/(Loss)	$503	$(90)	$625	$662

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$162	$4,708
Funds deposited by counterparties	167	260
Restricted cash	50	30
Accounts receivable, net	3,534	4,065
Inventory	793	461
Derivative instruments	3,188	2,189
Cash collateral paid in support of energy risk management activities	441	365
Prepayments and other current assets	1,318	1,069
Total current assets	9,653	13,147
Property, plant and equipment, net	14,076	3,632
Other Assets
Operating lease right-of-use assets, net	142	130
Goodwill	8,815	5,017
Customer relationships, net	1,177	1,203
Other intangible assets, net	963	1,106
Derivative instruments	1,617	1,568
Deferred income taxes	1,725	1,843
Other non-current assets	1,772	1,494
Total other assets	16,211	12,361
Total Assets	$39,940	$29,140

	June 30, 2026	December 31, 2025
(In millions, except share data)	(Unaudited)	(Audited)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$1,512	$31
Current portion of operating lease liabilities	41	35
Accounts payable	2,579	2,834
Derivative instruments	3,120	2,257
Cash collateral received in support of energy risk management activities	167	260
Deferred revenue current	837	748
Accrued expenses and other current liabilities	1,719	1,864
Total current liabilities	9,975	8,029
Other Liabilities
Long-term debt and finance leases	21,744	16,412
Non-current operating lease liabilities	170	144
Derivative instruments	1,327	1,103
Deferred income taxes	15	15
Deferred revenue non-current	984	895
Other non-current liabilities	870	861
Total other liabilities	25,110	19,430
Total Liabilities	35,085	27,459
Commitments and Contingencies
Stockholders’ Equity
Preferred stock; 10,000,000 shares authorized; 650,000 Series A shares issued and outstanding at June 30, 2026 and December 31, 2025, aggregate liquidation preference of $650; at June 30, 2026 and December 31, 2025	650	650
Common stock; $0.01 par value; 500,000,000 shares authorized; 225,198,900 and 199,828,615 shares issued and 210,307,902 and 190,376,607 shares outstanding at June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in-capital	3,880	215
Retained earnings	2,374	1,982
Treasury stock, at cost; 14,890,998 shares and 9,452,008 shares at June 30, 2026, and December 31, 2025, respectively	(1,964)	(1,087)
Accumulated other comprehensive loss	(87)	(81)
Total Stockholders’ Equity	4,855	1,681
Total Liabilities and Stockholders’ Equity	$39,940	$29,140

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2026	2025
Cash Flows from Operating Activities
Net income	$631	$646
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property, plant and equipment and amortization of customer relationships and other intangible assets	602	444
Amortization of capitalized contract costs	324	226
Accretion of asset retirement obligations	17	20
Provision for credit losses	104	113
Amortization of financing costs and debt discounts/premiums	10	13
Loss on debt extinguishment	9	10
Amortization of in-the-money contracts and emissions allowances	47	51
Amortization of unearned equity compensation	72	62
Net (gain)/loss on sale of assets and disposal of assets	(38)	10
Gain on proceeds from insurance recoveries for Property, plant and equipment, net	—	(100)
Changes in derivative instruments	(61)	18
Changes in current and deferred income taxes and liability for uncertain tax benefits	(33)	126
Changes in collateral deposits in support of risk management activities	14	197
Changes in other working capital:
Accounts receivable, net	910	(17)
Inventory	(156)	16
Prepayments and other current assets	(441)	(368)
Accounts payable	(780)	(39)
Accrued expenses and other current liabilities	(164)	(120)
Other assets and liabilities	(119)	(2)
Cash provided by operating activities	$948	$1,306
Cash Flows from Investing Activities
Payments for acquisitions of businesses and assets, net of cash acquired	$(7,101)	$(586)
Capital expenditures	(655)	(595)
Proceeds from sales of assets, net	44	6
Purchases of emissions allowances	(41)	(10)
Sales of emissions allowances	44	3
Proceeds from insurance recoveries for Property, plant and equipment, net	—	100
Cash used in investing activities	$(7,709)	$(1,082)
Cash Flows from Financing Activities
Equivalent shares purchased in lieu of tax withholdings	$(99)	$(77)
Payments for share repurchase activity and excise tax	(931)	(603)
Payments of dividends to preferred and common stockholders	(235)	(207)
Proceeds from issuance of long-term debt	3,652	—
Repayments of long-term debt and finance leases	(1,619)	(10)
Payments for debt extinguishment costs	(9)	—
Payments of deferred financing costs	(84)	(31)
Net receipts from settlement of acquired derivatives that include financing elements	16	38
Proceeds from credit facilities	8,675	865
Repayments to credit facilities	(7,226)	(730)
Cash provided by/(used in) financing activities	$2,140	$(755)
Effect of exchange rate changes on cash and cash equivalents	2	1
Net Decrease in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(4,619)	(530)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	4,998	1,173
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$379	$643

Appendix Table A-1: Second Quarter 2026 Adjusted EBITDA and Adjusted Net Income Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss) Available for Common Stockholders:

(In millions, except per share amounts)	Texas	East	West/ Other	Vivint Smart Home	Corp/Elim	Total	Earnings Per Share, Basic [6,7]	Earnings Per Share, Diluted [6,7]
Net Income/(Loss) Available for Common Stockholders	$289	$506	$155	$71	$(532)	$489	$2.32	$2.31
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	17	17	0.08	0.08
Net Income/(Loss)	$289	$506	$155	$71	$(515)	$506	$2.40	$2.39
Plus:
Interest expense, net	—	—	—	—	305	305	1.45	1.44
Income tax expense	—	—	—	—	157	157	0.74	0.74
Loss on debt extinguishment	—	—	—	—	9	9	0.04	0.04
Depreciation and amortization	123	134	7	216	14	494	2.34	2.33
ARO expense	6	4	—	—	—	10	0.05	0.05
Contract and emission credit amortization, net	1	(10)	1	—	—	(8)	(0.04)	(0.04)
Stock-based compensation[1]	12	7	1	8	—	28	0.13	0.13
Acquisition and divestiture integration and transaction costs	—	—	—	—	16	16	0.08	0.08
Cost to achieve[1]	3	—	—	5	12	20	0.09	0.09
Deactivation costs	1	2	—	—	—	3	0.01	0.01
Loss/(gain) on sale of assets	—	6	(43)	—	—	(37)	(0.18)	(0.17)
Other and non-recurring charges	2	—	1	1	(1)	3	0.01	0.01
Mark to market (MtM) (gain) on economic hedges[2]	(56)	(180)	(53)	—	—	(289)	(1.37)	(1.36)
Adjusted EBITDA	$381	$469	$69	$301	$(3)	$1,217	$5.77	$5.74
Adjusted interest expense, net[3]	—	—	—	—	(313)	(313)	(1.48)	(1.48)
Depreciation and amortization	(123)	(134)	(7)	(216)	(14)	(494)	(2.34)	(2.33)
Adjusted Income before income taxes	258	335	62	85	(330)	410	1.94	1.93
Adjusted income tax expense[4]	—	—	—	—	(78)	(78)	(0.37)	(0.37)
Adjusted Net Income before Preferred Stock dividends	258	335	62	85	(408)	332	1.57	1.57
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(17)	(17)	(0.08)	(0.08)
Adjusted Net Income[5]	$258	$335	$62	$85	$(425)	$315	$1.49	$1.49
1 Stock-based compensation of $1 million is reflected in cost to achieve. Stock-based compensation includes employee stock purchase plan expense
2 Gain of $(289) million was primarily driven by the reversal of previously recognized unrealized losses on contracts that settled during the period as well as an increase in the value of open positions in East as a result of increases in RGGI prices
3 Excludes mark-to-market gain on interest hedges of $8 million
4 Income tax calculated using Adjusted effective tax rate (ETR) on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items, using CAMT rate to accrue tax. Other adjustments are shown on pre-tax basis
5 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
6 Items may not sum due to rounding
7 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 211 million and on weighted average number of common shares outstanding - diluted of 212 million for the three months ended June 30, 2026

Second Quarter 2026 condensed financial information by Operating Segment:

(In millions, except per share amounts)	Texas	East	West/Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$2,747	$3,484	$644	$587	$(13)	$7,449
Cost of fuel, purchased power and other cost of sales[2]	1,886	2,682	538	60	(6)	5,160
Economic gross margin	861	802	106	527	(7)	2,289
Operations & maintenance and other cost of operations[3]	294	180	11	75	(1)	559
Selling, marketing, general and administrative[4]	187	152	27	151	(2)	515
Other	(1)	1	(1)	—	(1)	(2)
Adjusted EBITDA	$381	$469	$69	$301	$(3)	$1,217
Adjusted interest expense, net[5]	—	—	—	—	(313)	(313)
Depreciation and amortization	(123)	(134)	(7)	(216)	(14)	(494)
Adjusted Income before income taxes	258	335	62	85	(330)	410
Adjusted income tax expense[5]	—	—	—	—	(78)	(78)
Adjusted Net Income before Preferred Stock dividends	258	335	62	85	(408)	332
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(17)	(17)
Adjusted Net Income[5]	$258	$335	$62	$85	$(425)	$315
Weighted average number of common shares outstanding - basic						211
Adjusted EPS						$1.49
1 Excludes MtM gain of $(18) million and contract amortization of $(14) million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $10 million, deactivation costs of $3 million, stock-based compensation of $2 million and other and non-recurring charges of $1 million
4 Excludes stock-based compensation of $26 million, cost to achieve of $20 million and other and non-recurring charges of $1 million
5 See previous table for details

Appendix Table A-2: Second Quarter 2025 Adjusted EBITDA and Adjusted Net Income Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss) Available for Common Stockholders:

(In millions, except per share amounts)	Texas	East	West/ Other	Vivint Smart Home	Corp/Elim	Total	Earnings Per Share, Basic [8,9]	Earnings Per Share, Diluted [8,9]
Net Income/(Loss) Available for Common Stockholders	$381	$(346)	$142	$(115)	$(183)	$(121)	$(0.62)	$(0.62)
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	17	17	0.09	0.09
Net Income/(Loss)	$381	$(346)	$142	$(115)	$(166)	$(104)	$(0.53)	$(0.53)
Plus:
Interest expense, net	—	—	—	—	141	141	0.72	0.70
Income tax (benefit)	—	—	—	—	(49)	(49)	(0.25)	(0.24)
Loss on debt extinguishment	—	—	—	—	10	10	0.05	0.05
Depreciation and amortization	93	36	9	195	11	344	1.76	1.70
ARO expense	14	16	—	—	—	30	0.15	0.15
Contract and emission credit amortization, net	3	(2)	2	—	—	3	0.02	0.01
Stock-based compensation[1]	9	3	1	15	—	28	0.14	0.14
Acquisition and divestiture integration and transaction costs[1]	—	—	—	—	40	40	0.20	0.20
Cost to achieve	—	—	—	—	4	4	0.02	0.02
Deactivation costs	5	5	—	—	—	10	0.05	0.05
Other and non-recurring charges[2]	1	(1)	3	164	2	169	0.86	0.84
Mark to market (MtM) loss/(gain) on economic hedges[3]	6	388	(111)	—	—	283	1.44	1.40
Dilutive impact adjustment on Net (Loss) Available for Common Stockholders[4]								0.02
Adjusted EBITDA	$512	$99	$46	$259	$(7)	$909	$4.64	$4.50
Adjusted interest expense, net[5]	—	—	—	—	(136)	(136)	(0.69)	(0.67)
Depreciation and amortization	(93)	(36)	(9)	(195)	(11)	(344)	(1.76)	(1.70)
Adjusted Income before income taxes	419	63	37	64	(154)	429	2.19	2.12
Adjusted income tax expense[6]	—	—	—	—	(73)	(73)	(0.37)	(0.36)
Adjusted Net Income before Preferred Stock dividends	419	63	37	64	(227)	356	1.82	1.76
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(17)	(17)	(0.09)	(0.08)
Adjusted Net Income[7]	$419	$63	$37	$64	$(244)	$339	$1.73	$1.68
1 Stock-based compensation of $5 million is reflected in acquisition and divestiture integration and transaction costs. Stock-based compensation includes employee stock purchase plan expense
2 Includes $163 million of reserves for legal matters
3 Loss of $283 million was primarily driven by unrealized non-cash mark-to-market loss on economic hedges due to declines in forward natural gas and northeast power prices
4 Includes the potential dilutive impacts of the Convertible Senior Notes of 4 million shares and equity compensation of 2 million shares for the three months ended June 30, 2025. Under GAAP when there is a net loss, dilutive securities are not included in the diluted share count as they are anti-dilutive. As
Adjusted Net Income is in an income position and not a loss position, this line item reflects the impact of the anti-dilutive securities as if they were dilutive
5 Excludes mark-to-market loss on interest hedges of $5 million
6 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items, using CAMT rate to accrue tax. Other adjustments are shown on pre-tax basis
7 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
8 Items may not sum due to rounding
9 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 196 million and on weighted average number of common shares outstanding - diluted of 202 million as if they were dilutive for the three months ended June 30, 2025

Second Quarter 2025 condensed financial information by Operating Segment:

(In millions, except per share amounts)	Texas	East	West/Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$2,846	$2,735	$646	$522	$(8)	$6,741
Cost of fuel, purchased power and other cost of sales[2]	1,846	2,367	526	55	(2)	4,792
Economic gross margin	1,000	368	120	467	(6)	1,949
Operations & maintenance and other cost of operations[3]	284	121	42	61	2	510
Selling, marketing, general & administrative[4]	204	149	34	147	(1)	533
Other	—	(1)	(2)	—	—	(3)
Adjusted EBITDA	$512	$99	$46	$259	$(7)	$909
Adjusted interest expense, net[5]	—	—	—	—	(136)	(136)
Depreciation and amortization	(93)	(36)	(9)	(195)	(11)	(344)
Adjusted Income before income taxes	419	63	37	64	(154)	429
Adjusted income tax expense[5]	—	—	—	—	(73)	(73)
Adjusted Net Income before Preferred Stock dividends	419	63	37	64	(227)	356
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(17)	(17)
Adjusted Net Income[5]	$419	$63	$37	$64	$(244)	$339
Weighted average number of common shares outstanding - basic						196
Adjusted EPS						$1.73
1 Excludes MtM loss of $1 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $30 million, deactivation costs of $10 million and stock-based compensation of $2 million
4 Excludes other and non-recurring charges of $164 million, stock-based compensation of $26 million, cost to achieve of $4 million and acquisition and divestiture integration and transaction costs of $(3) million
5 See previous table for details

Appendix Table A-3: YTD Second Quarter 2026 Adjusted EBITDA and Adjusted Net Income Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss) Available for Common Stockholders:

(In millions, except per share amounts)	Texas	East	West/ Other	Vivint Smart Home	Corp/Elim	Total	Earnings Per Share, Basic [6,7]	Earnings Per Share, Diluted [6,7]
Net Income/(Loss) Available for common stockholders	$318	$744	$200	$146	$(811)	$597	$2.86	$2.84
Cumulative Dividends attributable to Series A Preferred Stock	—	—	—	—	34	34	0.16	0.16
Net Income/(Loss)	$318	$744	$200	$146	$(777)	$631	$3.02	$3.00
Plus:
Interest expense, net	—	—	—	—	546	546	2.61	2.60
Income tax expense	—	—	—	—	115	115	0.55	0.55
Loss on debt extinguishment	—	—	—	—	9	9	0.04	0.04
Depreciation and amortization	231	236	15	416	28	926	4.43	4.41
ARO expense	9	8	—	—	—	17	0.08	0.08
Contract and emission credit amortization, net	3	(2)	2	—	—	3	0.01	0.01
Stock-based compensation[1]	33	18	2	18	—	71	0.34	0.34
Acquisition and divestiture integration and transaction costs	—	—	—	—	61	61	0.29	0.29
Cost to achieve[1]	5	—	—	11	13	29	0.14	0.14
Deactivation costs	1	3	—	—	—	4	0.02	0.02
Loss/(gain) on sale of assets	—	6	(43)	—	—	(37)	(0.18)	(0.18)
Other and non-recurring charges	2	—	—	4	—	6	0.03	0.03
Mark to market (MtM) (gain)/loss on economic hedges[2]	(5)	(80)	1	—	—	(84)	(0.40)	(0.40)
Adjusted EBITDA	$597	$933	$177	$595	$(5)	$2,297	$10.99	$10.94
Adjusted Interest expense, net[3]	—	—	—	—	(560)	(560)	(2.68)	(2.67)
Depreciation and amortization	(231)	(236)	(15)	(416)	(28)	(926)	(4.43)	(4.41)
Adjusted Income before income taxes	366	697	162	179	(593)	811	3.88	3.86
Adjusted income tax expense[4]	—	—	—	—	(154)	(154)	(0.74)	(0.73)
Adjusted Net Income before Preferred Stock dividends	366	697	162	179	(747)	657	3.14	3.13
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(34)	(34)	(0.16)	(0.16)
Adjusted Net Income[5]	$366	$697	$162	$179	$(781)	$623	$2.98	$2.97
1 Stock-based compensation of $1 million is reflected in cost to achieve. Stock-based compensation includes employee stock purchase plan expense
2 Gain of $(84) million was primarily driven by the reversal of previously recognized unrealized losses on contracts that settled during the period as well as an increase in the value of open positions in East as a result of increases in RGGI prices, partially offset by a decrease in the value of open positions in West/Other as a result of decreases in natural gas price and CAISO and Alberta power prices
3 Excludes mark-to-market gain on interest hedges of $14 million
4 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items, using CAMT rate to accrue tax. Other adjustments are shown on pre-tax basis
5Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
6 Items may not sum due to rounding
7 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 209 million and on weighted average number of common shares outstanding - diluted of 210 million for the six months ended June 30, 2026

YTD Second Quarter 2026 condensed financial information by Operating Segment:

(In millions, except per share amounts)	Texas	East	West/Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$5,140	$9,954	$1,508	$1,165	$(26)	$17,741
Cost of fuel, purchased power and other cost of sales[2]	3,594	8,353	1,249	112	(7)	13,301
Economic gross margin	1,546	1,601	259	1,053	(19)	4,440
Operations & maintenance and other cost of operations[3]	564	349	25	146	(1)	1,083
Selling, general and administrative costs[4]	385	319	56	312	(11)	1,061
Other	—	—	1	—	(2)	(1)
Adjusted EBITDA	$597	$933	$177	$595	$(5)	$2,297
Adjusted interest expense, net[5]	—	—	—	—	(560)	(560)
Depreciation and amortization	(231)	(236)	(15)	(416)	(28)	(926)
Adjusted Income before income taxes	366	697	162	179	(593)	811
Adjusted income tax expense[5]	—	—	—	—	(154)	(154)
Adjusted Net Income before Preferred Stock dividends	366	697	162	179	(747)	657
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(34)	(34)
Adjusted Net Income[5]	$366	$697	$162	$179	$(781)	$623
Weighted average number of common shares outstanding - basic						209
Adjusted EPS						$2.98
1 Excludes MtM loss of $24 million and contract amortization of $(20) million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $17 million, stock-based compensation of $7 million, deactivation costs of $4 million and other and non-recurring charges of $1 million
4 Excludes stock-based compensation of $64 million, cost to achieve of $29 million and other and non-recurring charges of $1 million
5 See previous table for details

Appendix Table A-4: YTD Second Quarter 2025 Adjusted EBITDA and Adjusted Net Income Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss) Available for Common Stockholders:

(In millions, except per share amounts)	Texas	East	West/Other	Vivint Smart Home	Corp/Elim	Total	Earnings Per Share, Basic [7,8]	Earnings Per Share, Diluted [7,8]
Net Income/(Loss) Available for Common Stockholders	$718	$359	$208	$(61)	$(612)	$612	$3.11	$3.01
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	34	34	0.17	0.17
Net Income/(Loss)	$718	$359	$208	$(61)	$(578)	$646	$3.28	$3.18
Plus:
Interest expense, net	—	—	—	—	290	290	1.47	1.43
Income tax expense	—	—	—	—	186	186	0.94	0.92
Loss on debt extinguishment	—	—	—	—	10	10	0.05	0.05
Depreciation and amortization	176	73	18	381	22	670	3.40	3.30
ARO expense	18	2	—	—	—	20	0.10	0.10
Contract and emission credit amortization, net	4	27	2	—	—	33	0.17	0.16
Stock-based compensation[1]	18	7	2	28	—	55	0.28	0.27
Acquisition and divestiture integration and transaction costs[1]	—	—	—	1	50	51	0.26	0.25
Cost to achieve[1]	—	—	—	—	7	7	0.04	0.03
Deactivation costs	8	7	—	—	—	15	0.08	0.07
Loss on sale of assets	—	—	7	—	—	7	0.04	0.03
Other and non-recurring charges[2]	(99)	(1)	4	190	(1)	93	0.47	0.46
Mark to market (MtM) (gain)/loss on economic hedges[3]	(32)	99	(115)	—	—	(48)	(0.24)	(0.24)
Adjusted EBITDA	$811	$573	$126	$539	$(14)	$2,035	$10.33	$10.02
Adjusted interest expense, net[4]	—	—	—	—	(276)	(276)	(1.40)	(1.36)
Depreciation and amortization	(176)	(73)	(18)	(381)	(22)	(670)	(3.40)	(3.30)
Adjusted Income before income taxes	635	500	108	158	(312)	1,089	5.53	5.36
Adjusted income tax expense[5]	—	—	—	—	(185)	(185)	(0.94)	(0.91)
Adjusted Net Income before Preferred Stock dividends	635	500	108	158	(497)	904	4.59	4.45
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(34)	(34)	(0.17)	(0.17)
Adjusted Net Income[6]	$635	$500	$108	$158	$(531)	$870	$4.42	$4.29
1 Stock-based compensation of $6 million is reflected in acquisition and divestiture integration and transaction costs and $1 million is reflected in cost to achieve. Stock-based compensation includes employee stock purchase plan expense
2 Includes $(100) million of property insurance proceeds and $180 million of reserves for legal matters
3 Gain of $(48) million was primarily driven by unrealized non-cash mark-to-market gains on economic hedges in Texas due to increases in ERCOT power prices
4 Excludes mark-to-market loss on interest hedges of $14 million
5 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items, using CAMT rate to accrue tax. Other adjustments are shown on pre-tax basis
6 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
7 Items may not sum due to rounding
8 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 197 million and on weighted average number of common shares outstanding - diluted of 203 million for the six months ended June 30, 2025

YTD Second Quarter 2025 condensed financial information by Operating Segment:

(In millions, except per share amounts)	Texas	East	West/Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$5,281	$7,336	$1,714	$1,033	$(18)	$15,346
Cost of fuel, purchased power and other cost of sales[2]	3,544	6,227	1,451	91	(5)	11,308
Economic gross margin	1,737	1,109	263	942	(13)	4,038
Operations & maintenance and other cost of operations[3]	526	252	76	123	1	978
Selling, marketing, general & administrative[4]	400	288	67	280	—	1,035
Other	—	(4)	(6)	—	—	(10)
Adjusted EBITDA	$811	$573	$126	$539	$(14)	$2,035
Adjusted interest expense, net[5]	—	—	—	—	(276)	(276)
Depreciation and amortization	(176)	(73)	(18)	(381)	(22)	(670)
Adjusted Income before income taxes	635	500	108	158	(312)	1,089
Adjusted income tax expense[5]	—	—	—	—	(185)	(185)
Adjusted Net Income before Preferred Stock dividends	635	500	108	158	(497)	904
Cumulative dividends attributable to Series A Preferred Stock	—	—	—	—	(34)	(34)
Adjusted Net Income[5]	$635	$500	$108	$158	$(531)	$870
Weighted average number of common shares outstanding - basic						197
Adjusted EPS						$4.42
1 Excludes MtM loss of $16 million and contract amortization of $5 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $20 million, deactivation costs of $15 million, stock-based compensation of $4 million and other and non-recurring charges of $(99) million
4 Excludes other and non-recurring charges of $180 million, stock-based compensation of $51 million and cost to achieve of $7 million
5 See previous table for details

Appendix Table A-5: Three Months Ended June 30, 2026 and 2025 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG providing a reconciliation from Adjusted EBITDA and Cash provided by operating activities:

	Three Months Ended
(In millions)	6/30/2026	6/30/2025
Adjusted EBITDA	$1,217	$909
Interest payments, net	(221)	(103)
Income tax payments	(44)	(53)
Gross capitalized contract costs	(387)	(311)
Collateral/working capital/other assets and liabilities	552	9
Cash provided by operating activities	1,117	451
Net (payments)/receipts from settlement of acquired derivatives that include financing elements	(3)	13
Acquisition and divestiture integration and transaction costs[1]	38	29
Adjustment for change in collateral	(156)	426
Other[2]	34	1
Adjusted cash provided by operating activities	1,030	920
Maintenance capital expenditures, net	(79)	(67)
Environmental capital expenditures	(8)	(14)
Cost of acquisition	82	75
Free Cash Flow before Growth Investments (FCFbG)	$1,025	$914

1 Three months ended 6/30/26 includes $16 million from acquisition and divestiture integration and transaction costs and $20 million cost to achieve payments (see Appendix table A-1), plus $2 million cash payments accrued in prior quarter; three months ended 6/30/25 includes $40 million from acquisition and divestiture integration and transaction costs and $4 million cost to achieve payments (see Appendix table A-2), less $15 million non-cash acquisition costs and non-cash stock-based compensation
2 Three months ended 6/30/26 includes a $15 million payment for a legal matter

Appendix Table A-6: Six Months Ended June 30, 2026 and 2025 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG providing a reconciliation from Adjusted EBITDA and Cash provided by operating activities:

	Six Months Ended
(In millions)	6/30/2026	6/30/2025
Adjusted EBITDA	$2,297	$2,035
Interest payments, net	(403)	(241)
Income tax payments	(73)	(60)
Gross capitalized contract costs	(587)	(486)
Collateral/working capital/other assets and liabilities	(286)	58
Cash provided by operating activities	948	1,306
Net receipts from settlement of acquired derivatives that include financing elements	16	38
Acquisition and divestiture integration and transaction costs[1]	90	41
Adjustment for change in collateral	(14)	(197)
Other[2]	13	4
Adjusted cash provided by operating activities	1,053	1,192
Maintenance capital expenditures, net[3]	(173)	(52)
Environmental capital expenditures	(13)	(19)
Cost of acquisition	92	86
Free Cash Flow before Growth Investments (FCFbG)	$959	$1,207
1 Six months ended 6/30/26 includes from Table A-3 $61 million acquisition and divestiture integration and transaction costs, $29 million cost to achieve payments; Six months ended 6/30/25 includes from Table A-4 $51 million acquisition and divestiture integration and transaction costs, $7 million cost to achieve payments, excludes $17 million non-cash acquisition costs and non-cash stock-based compensation
2 Six months ended 6/30/26 includes a $15 million payment for a legal matter
3 Six months ended 6/30/25 is presented net of W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment of $100 million

Appendix Table A-7: Six Months Ended June 30, 2026 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity for the six months ended June 30, 2026:

(In millions)	Six months ended June 30, 2026
Sources:
Adjusted cash provided by operating activities	$1,053
Proceeds from credit facilities	8,675
Proceeds from issuance of long-term debt	3,652
Change in availability under revolving credit facility and collective collateral facilities	178
Cash collateral paid in support of energy risk management activities	108
Proceeds from sales of assets, net	44
Sales of emissions allowances	44
Uses:
Repayments to credit facilities	(7,226)
Payments for acquisitions of businesses and assets, net of cash acquired	(7,101)
Repayments of long-term debt and finance leases	(1,619)
Payments for share repurchase activity and excise tax	(931)
Investments and integration capital expenditures	(469)
Payments of dividends to preferred and common stockholders	(235)
Maintenance and environmental capital expenditures	(186)
Equivalent shares purchased in lieu of tax withholdings	(99)
Acquisition and divestiture integration and transaction costs[1]	(90)
Payments of deferred financing costs	(84)
Purchases of emissions allowances	(41)
Payments for debt extinguishment costs	(9)
Other	(12)
Change in Total Liquidity	(4,348)
1 Six months ended 6/30/26 includes from Table A-3 $61 million acquisition and divestiture integration and transaction costs, $29 million cost to achieve payments

Appendix Table A-8: 2026 Guidance Reconciliation
The following table summarizes the 2026 Guidance calculations of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income:

2026
(In millions, except per share amounts)	Guidance[8,9]
Net Income[1]	$1,325 - $1,755
Interest expense, net	1,195
Income tax expense[2]	490 - 560
Depreciation and amortization[3]	1,955
ARO expense	30
Stock-based compensation	120
Acquisition and divestiture integration and transaction costs	110
Other[4]	100
Adjusted EBITDA	$5,325 - $5,825
Adjusted interest expense, net[5]	(1,195)
Depreciation and amortization[3]	(1,955)
Adjusted Income before income taxes	$2,175 - $2,675
Adjusted income tax expense[6]	(423) - (493)
Adjusted Net Income before Preferred Stock dividends	$1,752 - $2,182
Cumulative dividends attributable to Series A Preferred Stock	(67)
Adjusted Net Income[7]	$1,685 - $2,115
Weighted average number of common shares outstanding - basic	214
Adjusted EPS	$7.90 - $9.90
1 The Company does not guide to Net Income due to the impact of fair value adjustments related to derivatives in a given year. For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
2 Represents anticipated GAAP income tax
3 Estimates for the acquired LS Power assets are provisional and subject to revisions until evaluations are completed to assess the fair value of long-lived assets
4 Includes adjustments for sale of assets, deactivation costs, and other and non-recurring charges
5 Excludes mark-to-market gains/losses on interest hedges
6 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items, using CAMT rate to accrue tax. Other adjustments are shown on pre-tax basis
7 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'
8 Items may not sum due to rounding
9 Includes 11 months of ownership of the portfolio acquired from LS Power

Appendix Table A-9: 2026 Guidance Reconciliation
The following table summarizes the calculation of FCFbG providing a reconciliation from Adjusted EBITDA and Cash provided by operating activities:

2026
(In millions)	Guidance[4,5]
Adjusted EBITDA	$5,325 - $5,825
Interest payments, net[1]	(1,100)
Income tax payments	(70) - (90)
Gross capitalized contract costs	(1,020)
Working capital/other assets and liabilities[2]	(135)
Cash provided by operating activities[3]	$3,000 - $3,480
Acquisition and other costs[2]	110
Adjusted cash provided by operating activities	$3,110 - $3,590
Maintenance capital expenditures	(450) - (480)
Environmental capital expenditures	(10) - (20)
Cost of acquisition	180
Free Cash Flow before Growth Investments (FCFbG)	$2,800 - $3,300

1 Interest payments, net represents Interest expense, net of $(1,195) million on Appendix table A-8 plus $95 million accrued interest expense not yet paid
2 Working capital/other assets and liabilities includes payments for Acquisition and divestiture integration and transaction costs, which is adjusted in Acquisition and other costs, and includes net deferred revenues
3 Excludes fair value adjustments related to derivatives and changes in collateral deposits in support of risk management activities
4 Items may not sum due to rounding
5 Includes 11 months of ownership of the portfolio acquired from LS Power

Non-GAAP Financial Measures

NRG reports its financial results in accordance with the accounting principles generally accepted in the United States (GAAP) and supplements with certain non-GAAP financial measures. These measures are not recognized in accordance with GAAP and should not be viewed in isolation or as an alternative to GAAP measures of performance. In addition, other companies may calculate non-GAAP financial measures differently than NRG does, limiting their usefulness as a comparative measure.

NRG uses the following non-GAAP measures to provide additional insight into financial performance:

•Adjusted EBITDA: Defined as EBITDA (earnings before interest, taxes, depreciation, and amortization, impact of asset retirement obligation expenses and contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances) with further adjustments for stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, restructuring costs, and other non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments or non-controlling interests. Adjusted EBITDA is intended to facilitate period-to-period comparisons and is widely used by investors for performance assessment.

•Adjusted Net Income: Defined as net income available to common shareholders excluding the impact of asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances, stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments and non-controlling interests.

•Adjusted Earnings per Share (EPS): Defined as Adjusted Net Income, divided by the average basic common shares outstanding.

•Adjusted Cash Provided/(Used) by Operating Activities: Defined as cash provided/(used) by operating activities with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, adjustment for change in collateral, and the impact of extraordinary, unusual or non-recurring items.

•Free Cash Flow before Growth Investments: Defined as Adjusted Cash provided/(used) by operating activities less maintenance and environmental capital expenditures, net of funding and insurance recoveries related to property, plant and equipment, and adjustments to exclude cost of acquisition related to growth.

Management believes these non-GAAP financial measures are useful to investors and other users of NRG's financial statements in evaluating the Company’s operating performance and growth, as well as the impact of the Company’s capital allocation program. They provide an additional tool to compare business performance across periods and adjust for items that management does not consider indicative of NRG’s future operating performance. Management uses these non-GAAP financial measures to assist in comparing financial performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.